Exhibit 99.1
GENESIS FLUID SOLUTIONS, LTD.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

GENESIS FLUID SOLUTIONS, LTD.
BALANCE SHEETS (NOTE 2)
AS OF DECEMBER 31, 2008 AND 2007

	December 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$9,076	$49,368
Accounts Receivable — Trade	—	109,109
Accounts Receivable — Other	60,468	24,087
Inventory — Work in progress	—	2,116

Total current assets	69,544	184,680

Property and Equipment:
Office and computer equipment	9,724	9,724
Equipment and tools	1,267,298	1,469,801

	1,277,022	1,479,525
Less — Accumulated depreciation and amortization	(307,393)	(196,451)
Less — Reserve for impairment in carrying value of equipment	(124,630)	—

Net property and equipment	844,999	1,283,074

Patents (net of accumulated amortization of $14,275 and $9,860 in 2008 and 2007, respectively)	54,492	58,907
Patents pending	98,097	33,807
Deposits and Other Non- Current Assets	2,334	30,000

Total Assets	$1,069,466	$1,590,468

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current Liabilities:
Current portion of convertible and non- convertible notes and loans	$1,012,242	$482,611
Current portion of capital lease obligations	127,684	127,449
Accounts payable — Trade	207,580	381,360
Accrued liabilities	771,540	450,853
Due to related parties	31,300	64,935
Customer deposit	215,000	—

Total current liabilities	2,365,346	1,507,208

Long-term Debt, less current portion:
Note payable	84,666	19,037
Capital lease obligations	103,844	236,217

Total long-term debt	188,510	255,254

Total liabilities	2,553,856	1,762,462

Commitments and Contingencies (see note 11)
Stockholders’ (Deficit):
Common stock, no par value per share; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding in 2008 and 2007, respectively	2,496,609	2,240,309
Accumulated other comprehensive (loss)	(10,867)	(10,422)
Accumulated (deficit)	(3,970,132)	(2,401,881)

Total stockholders’ (deficit)	(1,484,390)	(171,994)

Total Liabilities and Stockholders’ (Deficit)	$1,069,466	$1,590,468

The accompanying notes to financial statements are an integral part of these balance sheets.

GENESIS FLUID SOLUTIONS, LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

	Twelve months ended December 31,
	2008	2007
Revenues:
Services and Installation	$35,097	$675,945

Total Revenues	$35,097	$675,945

Cost of Revenues
Services and Installation	393,683	1,181,909

Total cost of revenues	393,683	1,181,909

Gross (deficit)	(358,586)	(505,964)

Expenses
Sales and marketing	92,460	85,235
General and administrative	494,361	814,015
Research and development	2,011	1,636

Total expenses	588,832	900,886

(Loss) from operations	(947,418)	(1,406,850)

Other income and (expense)
Interest expense	(332,220)	(52,760)
Loss on Disposal	(174,125)	—
Impairment Loss	(124,630)	—
Other	10,103	—

Total other income (expense)	(620,872)	(52,760)

(Loss) before income taxes	(1,568,290)	(1,459,610)

(Provision) for Income Taxes	—	—

Net (Loss)	$(1,568,290)	(1,459,610)

Comprehensive (Loss):
Euro currency translation	(445)	(10,422)

Total Comprehensive (Loss)	$(1,568,735)	$(1,470,032)

(Loss) per common share — Basic and Diluted	$(1.57)	$(1.47)

Weighted Average number of Common Shares Outstanding during the Periods — Basic and Diluted	1,000,000	1,000,000
The accompanying notes to financial statements are an integral part of these statements.

GENESIS FLUID SOLUTIONS, LTD.
STATEMENTS OF STOCKHOLDERS’ (DEFICIT) (NOTE 2)
FOR THE YEARS ENDED DECEMBER 31, 2008, AND 2007

					Accumulated
			Additional	Additional	Other
	Common Stock		Paid-in	Paid-in	Comprehensive	Accumulated
Description	Shares	Amount	Capital	Capital — Options	(Loss)	(Deficit)	Totals
Balance - December 31, 2006	1,000,000	$55,424	$1,323,390	$—	$—	$(940,271)	$438,543

Issuance of common stock for cash	—	—	859,495		—	—	859,495
Reclassification of Stock Options				2,000		(2,000)
Euro currency translation	—	—	—	—	(10,422)	—	(10,422)
Net (loss} for the period	—	—	—	—	—	(1,459,610)	(1,459,610)

Balance - December 31, 2007	1,000,000	$55,424	$2,182,885	$2,000	$(10,422)	$(2,401,881)	$(171,994)

Issuance of common stock for cash	—	—	256,300		—	—	256,300
Euro currency translation	—	—	—	—	(445)	—	(445)
Net (loss) for the period	—	—	—	—	—	(1,568,290)	(1,568,290)

Balance - December 31, 2008	1,000,000	$55,424	$2,439,185	$2,000	$(10,867)	$(3,970,171)	$(1,484,429)

The accompanying notes to financial statements are an integral part of these statements.

GENESIS FLUID SOLUTIONS, LTD.
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Cash flows from operating activities:
Net Income	$(1,568,290)	$(1,459,610)

Adjustments to reconcile net loss to net cash provided (used) by operating activities :
Depreciation and amortization	154,447	119,530
Impairment of DeWatering equipment	174,125	0
Loss on retirement of equipment	124,630	0
Amortization of Deferred Debt Issuance Costs	1,667	0

Changes in:
Accounts Receivables	72,728	(133,196)
Inventories, net	2,116	(2,116)
Prepaid Expenses	0	0
Other assets	30,000	(30,000)
Accounts Payable	(173,780)	293,593
Accrued and Other Liabilities	320,687	292,342

Net cash used by operating activities	$(861,670)	$(919,457)

Cash flows from investing activities:
Investments in Patents	(64,290)	(22,844)
Purchase of equipment	(10,712)	(811,006)
Purchase of software	0	(3,575)

Net cash used investing activities	$(75,002)	$(837,425)

Cash flows from financing activities:
Issuance of common stock	256,300	859,495
Short Term Borrowings	1,087,352	722,912
Repayments of Short Term Borrowings	(380,126)	(198,170)
Customer Advances	215,000	0
Proceeds from Capital lease obligation	0	431,014
Payments of principal on Capital lease obligations	(281,740)	(93,533)

Net cash provided by financing activities	$896,786	$1,721,668

Net increase in cash and cash equivalents	(39,886)	(35,214)
Other Comprehensive Loss, effect of exchange rates	(445)	(10,422)
Cash and cash equivalents at beginning of period	49,368	95,004

Cash and cash equivalents at end of the period	$9,037	$49,368

	2008	2007
Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:
Interest	$26,008	$61,436

Income Taxes	$—	$—

Supplemental Information of Non-Cash Investing & Financing Activities:

Conversion of Notes Payable to Common Stock	$152,800	$—

The accompanying notes to financial statements are an integral part of these statements.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(1) Summary of Significant Accounting Policies
     Organization and Basis of Presentation
Genesis Fluid Solutions, Ltd. (“Genesis” or the “Company”) is an environmental company that supplies a Rapid Dewatering System (“RDS”) technology for dredged material, including fine-grained sediment, for lake and waterway restoration. The Company was incorporated on October 26, 2005 under the laws of the State of Colorado. The accompanying financial statements of Genesis were prepared from the accounts of the Company under the accrual basis of accounting.
     Cash and Cash Equivalents
For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.
     Accounts Receivable
Accounts receivable consist of amounts due from customers, and employees. The Company establishes an allowance for doubtful accounts in amounts sufficient to absorb potential losses on accounts receivable. As of December 31, 2008 and 2007, no allowance for doubtful accounts was deemed necessary. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purpose of analysis.
     Revenue Recognition
The Company generates revenues from professional services contracts.
Revenues from professional services are recognized on a completed-contract basis, in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB No. 104”) and Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” Revenues are recognized when completion of professional services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by the customer, the fee is fixed or determinable and collection of the related receivable is probable. Customers are billed, according to individual agreements, typically based upon the amount of cubic yards of material processed. All professional service costs are deferred and recognized on completion of the contract and customer acceptance. A provision is made for the amount of any expected loss on a contract at the time it is known. The Company is transitioning to a licensing model, under which it will not be performing the work. Under such a contract, license fees would typically be paid to the Company at a negotiated, flat monthly rate not tied to the volume of material processed.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
The Company is not required to perform significant post-delivery obligations, does not provide warranties and does not allow product returns. As such, no provision is made for costs of this nature.
The Company does not sell products with multiple deliverables. It is management’s opinion that EITF 00-21, “Revenue Arrangements With Multiple Deliverables,” is not applicable.
     Inventories
Inventories are stated at the lower of cost using the average cost method or market. As of December 31, 2008 and 2007, no allowance for obsolescence or slow moving inventory was deemed necessary.
     Property and Equipment
The components of property and equipment are stated at cost. Property and equipment costs are depreciated or amortized for financial reporting purposes over the useful lives of the related assets by the straight-line method. Useful lives utilized by the Company for calculating depreciation or amortization are as follows:

Computer and office equipment	3 to 5 years
Equipment and tools	5 to 10 years
Upon disposition of an asset, its cost and related accumulated depreciation or amortization is removed from the accounts, and any resulting gain or loss is recognized.
     Patent Rights
The Company capitalizes the costs associated with the application for and issuance of international patents related to its technology. Such costs are classified as patents pending in the accompanying financial statements until such time as the patents are issued. After issuance of the patents, the related costs are amortized over the useful life of the related patents. For the twelve months ended December 31, 2008 and 2007, the Company recorded patent amortization of approximately $4,400 and $4,400, respectively.
     Lease Obligations
All non-cancellable leases with an initial term which is greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.
     Share-Based Compensation
The Company uses the fair value recognition provision of Financial Accounting Standards No. 123R, “Share Based Payment” (“FASB No. 123R”), which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of the equity instruments on the grant date.
The Company also uses the provisions of EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”), to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in EITF 96-18.
     Impairment of Long-Lived Assets
The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2008, as a result of our analysis, we determined that an impairment charge was appropriate for certain of our fixed assets. As a result of that analysis, we recorded an impairment charge at December 31, 2008 of approximately $125,000. No other event or circumstance occurred for which an evaluation of the recoverability of long-lived assets was required.
     Earnings (Loss) Per Common Share
Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.
     Research and Development Costs
The Company conducts research and development activities. All costs incurred for research and development are expensed as incurred.
     Advertising and Promotion Costs
Advertising and promotion costs are charged to operations when incurred. For the twelve months ended December 31, 2008 and 2007, advertising and promotion costs amounted to approximately $8,000 and $29,000, respectively.
     Comprehensive Income (Loss)
The Company presents comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the financial statements. For the periods ended December 31, 2008 and 2007, the only components of comprehensive income

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(loss) were the net income (loss) for the periods, and the foreign currency translation adjustments.
     Income Taxes
The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.
The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.
Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.
     Foreign Currency Translation
The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). The Company’s functional currency is the United States Dollar but it has a capital lease obligation that is denominated in Euros. Under SFAS No. 52, the capital lease obligation denominated in Euros is translated into United States Dollars using the current exchange rate at the end of each fiscal period. Such debt translation adjustments are included in accumulated other comprehensive income (loss) for the period. Expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation gains or losses related to operating and interest expenses are recognized for each reporting period in the related statement of operations and comprehensive income (loss).
     Fair Value of Financial Instruments
The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2008 and 2007, the Company’s financial instruments approximated fair value due to the nature and short-term maturity of such instruments.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
     Concentration of Risk
As of December 31, 2008 and 2007, the Company maintained its cash account at one commercial bank. The balance in the account is subject to FDIC coverage of up to $250,000.
     Estimates
The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the twelve months ended December 31, 2008 and 2007, and revenues and expenses for the twelve month periods ended December 31, 2008 and 2007. Actual results could differ from those estimates made by management.
(2) Going Concern
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has incurred significant operating losses through December 31, 2008 and 2007, and has insufficient cash resources and revenues to cover its on-going operating costs. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.
While management of the Company believes that the Company will be successful in increasing its working capital from operations, the generation of additional business revenues from new and existing clients, and additional capital formation activities, there can be no assurance that the Company will be able to generate the funds needed to meet its debt and working capital obligations under its business plan, or be successful in the sale of its services to generate sufficient revenues to allow the Company to achieve profitability, and to sustain its operations.
The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(3) Accounts Receivable
As of December 31, 2008 and 2007, accounts receivable consisted of the following:

	2008	2007
Trade Receivables	$—	$109,109
Insurance Refund	$56,468	$21,063
Other	$4,000	$3,024
Less: Allowance for doubtful accounts	$—	$—

Total	$60,468	$133,196

(4) Fixed Assets
As of December 31, 2008 and 2007, fixed assets consisted of the following:

	2008	2007
Computers & Office Equipment	$9,724	$9,724
Tools & Equipment	1,267,298	1,469,801
Less: Accumulated Depreciation	(307,393)	(196,451)
Reserve for impairment in carrying value of equipment	(124,630)	—

Total	$844,999	$1,283,074

(5) Intangible Assets
The Company capitalizes and amortizes the costs of patent applications and issuance over their expected useful life. Amortization of the patent occurs once the patent is issued. Activity for the twelve months ended December 31, 2008 and 2007, was as follows:

	2008	2007
Opening Balance, net	$58,907	$63,322
Additions:	—	—
Less: Amortization	(4,415)	(4,415)

Total	54,492	$58,907

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(6) Accrued Liabilities
As of December 31, 2008 and 2007, accrued liabilities consisted of the following:

	2008	2007
Accrued Payroll & Benefits	$536,782	$397,157
Accrued Interest	183,482	19,918
Accrued Sales Tax	16,276	16,276
Other	35,000	17,500

Total	$771,540	$450,851

(7) Convertible Notes and Notes Payable
The Company has entered into a series of notes with investors to fund its operations. The notes are generally convertible at fixed prices at the discretion of the holder. The notes have interest rates ranging from 25-40%.
The following table details the repayments of the debt detailed above over the next five years ending December 31, 2013 and thereafter:

	Year ending December 31,
						2014 and
	2009	2010	2011	2012	2013	beyond	Total

Short Term Debt	$1,102,242	$—	$—	$—	$—	$—	$1,012,242
Long Term Debt	—	82,591	—	—	—	2,075	84,666
Related Party Debt	12,500	—	—	—	—	15,800	31,300

Total Repayments	$1,114,742	$82,591	$—	$—	$—	$17,075	$1,058,235

The total interest expense was $332,220 and $52,760 for the twelve months ended December 31, 2008 and 2007, respectively.
(8) Capital Leases
The Company as part of its ongoing operations executes leases with equipment providers. Those leases are typically treated as capital leases as they have bargain purchase options. The underlying equipment has been capitalized and is generally depreciated over 5 years. December 31, 2008 and 2007, the Company had entered into two such leases with a vendor. The Company has failed to make scheduled payments under these leases and is in negotiation with the vendor to resolve the issue. At December 31, 2008 and 2007, the outstanding balance due under these leases is approximately $337,000 and $212,000, respectively, of which approximately $148,000 is due over the following 12 months from December 31, 2008.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(9) Common Stock
Common Stock Issued for Cash
In the twelve months ended December 31, 2008 and 2007, the Company sold approximately 2,300 and 28,000 common shares to third party investors. Those sales resulted in cash received by the Company of approximately $74,000 and $816,000, respectively.
Common Stock Issued as a result of the conversion of Notes Payable
In the twelve months ended December 31, 2008, the Company has converted notes payable of approximately $153,000 into 3,296 common shares, respectively, to third party investors. Those conversions did not result in any cash received by the Company. There were no such conversions in 2007.
(10) Related Party Transactions
On November 28, 2008, the Company entered into a loan agreement with Maria Hodges, wife of CEO Michael Hodges for $9,800. The note bears an annual 4.29% interest rate and is due on November 28, 2018. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At December 31, 2008, no principal or interest had been paid on the note.
On September 29, 2008, the Company entered into a loan agreement with Maria Hodges, wife of CEO Michael Hodges for $9,000. The note bears an annual 4.29% interest rate and is due on September 29, 2019. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At December 31, 2008, no principal interest had been paid on the note.
On August 9, 2007, the Company entered into a loan agreement with Michael Whaley, the then CFO, for $50,000. The note originally bore an annual interest rate of 20%, which was later amended to 80%, and subsequently was, in combination with his separation, revised to 15% interest rate and was due on November 5, 2007. The note does not have any conversion feature and is unsecured. Accrued and unpaid interest is due at the termination of the loan. At December 31, 2008 and 2007, $30,000 and $7,500, respectively, had been repaid under the note.
(11) Commitments and Contingencies
Legal Matters:
From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
To our knowledge, except as described below, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.
There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.
Other Contingencies:
In September 2006, the Company entered into a 5 year exclusive license with a partner to complete projects and develop our sales and marketing presence in Netherlands, France and Germany. Though never consummated, it was the intent of the parties to enter into a joint venture. The parties completed one project which has become the subject of a dispute between the companies. Each party has alleged certain damages and defenses and are working together to resolve the issue. At December 31, 2008, the extent of a loss, if any, is not determinable or probable and as a result, no reserve has been recorded in the accounting records of the Company. No formal legal claim with any jurisdiction has been filed as of December 31, 2008.
Commitments:
As noted above the Company, has entered into various capital equipment leases. As of December 31, 2008, the total future lease payments are as follows:

Year	Amount
2009	$155,314
2010	59,318
2011	—
2012	—

Total	$214,632

In September 2007, we entered into an office lease for our principal offices, located in Colorado Springs, CO, occupying approximately 600 square feet of office space. The lease is currently on a month to month term and is cancellable with 30 days notice either by ourselves or our landlord.
In June 2009 but effective as of Novembers 2008, the Company signed a Contractor Agreement (the “Agreement”) with Carol Shobrook (“Shobrook”) to provide consulting services. The Agreement calls for payments to Shobrook based on a 40 hour week at $37 per hour. However, upon the earlier of November 1, 2009 or when two projects have been awarded to the Company the rate is scheduled to increase to $52 per hour. The agreement is terminable by either party with 14 days notice. However, if the contract is terminated by the Company, Shobrook is entitled to a payment of $300,000 in cash upon termination. As of December 31, 2008, the

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
Company has not been awarded two projects. In October 2009, the agreement was terminated without any amounts due to Shobrook.
(12) Employee Benefit Plan
The Company does not maintain any employee benefit plans as of December 31, 2008 and 2007. The Company does maintain a key man life insurance policy for the benefit of Michael Hodges, our CEO.
(13) Income Taxes
As of December 31, 2008 and 2007, the Company had net operating loss carry forwards of approximately $3.8 million and $2.3 million for federal and state tax purposes, which expire in various amounts through 2025. Realization of the deferred tax assets is dependent upon future income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.
Under the provision of the Tax Reform Act of 1986, when there has been a change in an entity’s ownership of 50 percent or greater, utilization of net operating loss carry forwards may be limited. As a result of the Company’s equity transactions, the Company’s net operating losses will be subject to such limitations and may not be available to offset future income for tax purposes.
Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change provisions of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating losses and credits before utilization and in the event we have a change of ownership, utilization of the carryforwards could be restricted.
The effective tax rate differs from the federal statutory rate for the twelve months ended December 31, 2008 and 2007 as follows:

	Twelve months ended	Twelve months ended
	December 31, 2008	December 31, 2007
Statutory Federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	(3.3%)	(3.3%)
Permanent items	(1.0%)	(3.0%)
Increase in valuation allowance	(29.7%)	(27.7%)

	0.0%	0.0%

The Company did not have any income tax expense for the twelve months ended December 31, 2008 and 2007.
Changes in the valuation allowance for the twelve months ended December 31, 2008 and 2007 are approximately as follows:

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

	2008	2007
Opening balance	$2,335,000	$942,000
Current year adjustment	1,534,000	1,393,000

Ending balance	$3,870,000	$2,335,000
The Company has determined that its net deferred tax asset did not satisfy the recognition criteria set forth in SFAS No. 109 and, accordingly, established a valuation allowance for 100 percent of the net deferred tax asset. Given our lack of earnings history and anticipated future losses, the net deferred tax assets have been fully offset by a valuation allowance.
We adopted the provisions of FIN 48 on January 1, 2007. The adoption of the provisions of FIN 48 did not have a material impact on our financial position and results of operations. We file income tax returns in the U.S. and Colorado. The Company’s federal income tax returns for tax years 2005 and beyond remain subject to examination by the Internal Revenue Service. The Company’s Colorado returns for tax years 2005 and beyond remain subject to examination by the Department of Revenue. In addition, all of the net operating losses that may be used in future years are still subject to adjustment.
We do not expect our unrecognized tax benefits to change significantly over the next 12 months. In connection with the adoption of FIN 48, the Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the twelve months ended December 31, 2008 and 2007, the Company has not accrued interest or penalties related to uncertain tax positions.
(14) Recent Accounting Pronouncements
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115” (SFAS No. 159), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
implementation. The management of the Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on its financial statements.
In December 2007, the FASB issued SFAS No. 141R, “Business Combinations – Revised 2007” (“SFAS No. 141R”), which replaces FASB Statement No. 141, “Business Combinations.” SFAS No. 141R establishes principles and requirements intending to improve the relevance, representational faithfulness, and comparability of information that a reporting entity provides in its financial reports about a business combination and its effects. This is accomplished through requiring the acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. This includes contractual contingencies only if it is more likely than not that they meet the definition of an asset of a liability in FASB Concepts Statement No. 6, “Elements of Financial Statements – a replacement of FASB Concepts Statement No. 3.” This statement also requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. However, this statement improves the way in which an acquirer’s obligations to make payments conditioned on the outcome of future events are recognized and measured, which in turn improves the measure of goodwill. This statement also defines a bargain purchase as a business combination in which the total acquisition-date fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize excess in earnings as a gain attributable to the acquirer. This, therefore, improves the representational faithfulness and completeness of the information provided about both the acquirer’s earnings during the period in which it makes a bargain purchase and the measures of the assets acquired in the bargain purchase. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”), which establishes accounting and reporting standards to improve the relevance, comparability, and transparency of financial information in its consolidated financial statements. This is accomplished by requiring all entities, except not-for-profit organizations, that prepare consolidated financial statements to (a) clearly identify, label, and present ownership interests in subsidiaries held by parties other than the parent in the consolidated statement of financial position within equity, but separate from the parent’s equity; (b) clearly identify and present both the parent’s and the noncontrolling’s interest attributable consolidated net income on the face of the consolidated statement of income; (c) consistently account for changes in parent’s ownership interest while the parent retains it controlling financial interest in subsidiary and for all transactions that are economically similar to be accounted for similarly; (d) measure of any gain, loss, or retained noncontrolling equity at fair value after a subsidiary is deconsolidated; and (e) provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for fiscal years and interim periods on or after December 15, 2008. The management of Genesis does not expect the adoption of this pronouncement to have a material impact on its financial statements.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”). SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Specifically, FASB No. 161 requires:
•	Disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;

•	Disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;

•	Disclosure of information about credit-risk-related contingent features; and

•	Cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.
FASB No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Earlier application is encouraged. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.
In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States of America. The sources of accounting principles that are generally accepted are categorized in descending order as follows:
a)	FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

c)	AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)	Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
On May 26, 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”). SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities. It also requires expanded disclosures about financial guarantee insurance contracts.
The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency. Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.” That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”). SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.
SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities. Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163. Except for those disclosures, earlier application is not permitted. Management of Genesis does not expect the adoption of this pronouncement to have material impact on its financial statements.
(15) Segment reporting
The Company has adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information.” SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented. The single segment is comprised of our Dewatering segment. All of our sales in the twelve months ended December 31, 2008 and 2007 were to customers in the United States of America.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
(16) Subsequent Events
Reverse merger
On October 12, 2009, the shareholders of the Company (or “GFSL”) approved an Agreement of Merger and Plan of Reorganization (the ‘‘Merger Agreement’’) by and among the Company, Cherry Tankers, Inc. a Delaware corporation (‘‘CT-DE’), and Genesis Fluid Solutions Acquisition, Corp., a newly formed wholly-owned Delaware subsidiary of CT-DE (‘‘Acquisition Sub’’). Upon closing the merger transaction on October 30, 2009 as described in the Merger Agreement (the ‘‘Merger’’), Acquisition Sub will be merged with and into GFSL, and GFSL will become a wholly-owned subsidiary of CT-DE. Pursuant to the terms of the Merger Agreement, following the Merger, CT-DE will change its name to Genesis Fluid Solutions Holdings, Inc.
Each share of GFSL common stock issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive ten shares of CT-DE common stock. The total common shares of 948,100 of GFSL will be converted. The remaining outstanding common shares of CT-DE were 1,150,000. Accordingly, the shareholders of the Company are expected to obtain 9,481,000 common shares of a total 10,631,000 common shares outstanding immediately following the closing of the merger resulting in an approximate 90% controlling voting interest in the consolidated entity. In addition, the Board of Directors and officers are expected to be changed to include existing directors and officers of Genesis Fluid Solutions, Inc. resulting in management control of the consolidated entity
Due to the change in control of CT-DE, the transaction will be accounted for as an acquisition of CT-DE by the Company and a recapitalization of the Company.
Accordingly, the consolidated financial statements of the Company subsequent to the recapitalization will consist of the balance sheets of both companies at historical cost, the historical operations of the Company, and the operations of CT-DE and the Company from the recapitalization date of October 30, 2009. The Company will be deemed to have issued 1,150,000 common shares to the existing pre-recapitalization shareholders of CT-DE.
Private Placement
In connection with the Merger, we may accept subscriptions for a total of 300 units in a private placement, each unit consisting of 25,000 shares of our common stock and a three year warrant to purchase 12,500 common shares at an exercise price of $2 per share, at a purchase price of $25,000 per unit (the “Private Placement”). We may receive maximum proceeds from the Private Placement in the amount of $6,825,000 (net of $675,000 of planned bridge loan conversions) and issue 7,500,000 common shares. In the first closing of the private placement on October 30, 2009, we sold 3,707,500 common shares which resulted in net proceeds of $3,090,000 and included $475,000 of bridge notes which converted to our common stock. We expect to have subsequent closings and sell additional common shares as described above.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
The Private Placement was made solely to ‘‘accredited investors,’’ as that term is defined in Regulation D under the Securities Act. The units and the common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.
The common shares to be issued under the private placement will be subject to registration rights pursuant to a registration rights agreement. The agreement states that the registration statement shall be (i) filed within 90 days of the close, (ii) declared effective within 180 days of the close and (iii) kept effective until the earlier of (a) 12 months after the close or (b) the date when all registrable securities have been sold or are able to be sold under Rule 144. The registration rights agreement contains a liquidated damages provision whereby liquidated damages may accrue and are payable in cash, at the rate of 1% of the aggregate amount invested by the investors per 30 day period or pro-rated for partial periods if (i) the registration statement is not filed within 90 days of the close, or (ii) if the registration statement is not declared effective within 180 days of the close. The liquidated damages are limited under the registration rights agreement to a 10% maximum amount.
The Company has determined that the registration rights agreement will be considered a derivative instrument subject to classification as liability at fair value. We noted that the maximum liquidated damages amount computed at 10% would be $750,000 and we will value the derivative liability at fair value subject to that maximum amount.
We have engaged several parties to serve as placement agents in connection with the Private Placement. The placement agents will, upon completion of the offering, receive (1) a cash fee of 8% of the gross proceeds of the units sold by it in the Private Placement, and (2) two-year warrants to purchase 2% of the shares of common stock sold by it at an exercise price of 125% of the purchase price per share.
Convertible Bridge Loan
In May and June 2009, the Company sold $600,000 of convertible notes to investors. The notes were sold to bridge the Company’s funding requirements through the contemplated merger. $400,000 of the notes are automatically convertible and $200,000 convert at the holder’s option, at the conclusion of the merger or completion of a similar financing transaction. The notes which bear a 10% interest rate are due and payable on the earlier of the completion of the merger transaction or November 9, 2009. The notes and the accrued but unpaid interest are convertible at a rate of 130% and are also entitled to the warrant coverage offered to private placement investors as part of the transaction.
In September and October 2009, the Company sold an additional $75,000 of convertible notes to two investors. The notes were sold to bridge the Company’s funding requirements through the contemplated merger (see above). The notes are convertible at the option of the holders at the conclusion of the merger or completion of a similar financing transaction. The notes which bear a 10% interest rate are due and payable on the earlier of the completion of the merger transaction

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
or November 9, 2009. The notes and the accrued but unpaid interest are convertible into our common stock at a rate of 130% and are also entitled to the warrant coverage offered to private placement investors as part of the transaction (see above). $475,000 of these notes converted to common stock as part of the first close of the private placement on October 30, 2009.
Common Stock cancelations
In October 2009, Michael Hodges, our CEO, cancelled 123,273 common shares. He received no compensation for the cancellation.
In September 2009, several holders who had received an aggregate of 197,200 common shares agreed to cancel the issuance of the shares and accept options to purchase 2,042,000 shares in the post merger company. The agreements may generally be rescinded by the holder at their discretion if the merger is not completed by December 31, 2009. The options will have a term of 10 years, will upon issuance be vested immediately (except for a former director whose 770,000 options will on April 30, 2010) and have an average strike price of $0.93.
Common Stock issuances for Services
In October 2009, the Company sold 258,400 common shares and received gross proceeds of $258. All of the shares were issued to consultants of the Company in exchange for services provided or to be rendered in the future.
Whaley resignation
On September 17, 2009, Michael Whaley, our CFO, resigned from all of his positions with the Company. As part of his separation agreement and in exchange for mutual releases, the Company is required to deliver the following to Mr. Whaley after the completion of the merger transaction referred to above:
1)	$ 40,000 in cash

2)	30,000 common shares of the newly merged public company and

3)	Payment of all amounts due under his note agreement referred to above or approximately $22,000
Resignation of Board members
In July 2009, Jack Speer and Kelly Meadows resigned from the board of directors of the Company.
In October 2009, Colleen Stiles and William Beck resigned from the board of directors of the Company.
None of the resignations were as a result of a dispute with the Company.

GENESIS FLUID SOLUTIONS, LTD.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007
Sale of Notes
Since January 1, 2009, the Company has sold $172,600 of notes to various investors. The notes bear annual interest rates from 4.29% to 40% and are due on at various times through October 2019. Approximately $141,000 of the notes have a conversion features which are exercisable at the discretion of the holder. All of the notes are unsecured. Accrued and unpaid interest is due at the termination of the loan.
Conversion of Notes Payable to Common Stock
Since January 1, 2009, the Company has converted approximately $921,000 of notes payable and accrued but unpaid interest from various investors to common stock. As a result of the conversion the Company issued 28,985 common shares utilizing conversion rates ranging from $10 to $50 per share.
Sales of Common Stock
Since January 1, 2009, the Company has sold approximately 18,500 common shares to various investors. As a result of the sales, the Company has received net proceeds of approximately $491,000 and has sold the shares ranging in price from $10 to $50 per share.